DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

FORM N-SAR
Annual Period Ended November 30, 2010

SUB-ITEM 77C:   MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS
The Fund held a Joint Meeting of Shareholders on August 18, 2010.  At the meeting, the Fund's shareholders voted to elect a Board of Directors for Delaware Enhanced Global Dividend and
Income Fund.  The results of the meeting were as follows:

Nominee
Shares Voted
For
Shares Withheld
Patrick P. Coyne
11,948,914.858
448,993.265
Thomas L. Bennett
11,964,517.652
433,390.461
John A. Fry
11,946,179.025
451,729.088
Anthony D. Knerr
11,980,727.004
417,181.109
Lucinda S. Landreth
11,955,411.942
442,496.171
Ann R. Leven
11,983,822.216
414,085.897
Thomas F. Madison
11,962,671.852
435,236.261
Janet L. Yeomans
11,984,087.673
413,820.440
J. Richard Zecher
11,979,333.571
418,574.542

SUB-ITEM 77K:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Enhanced Global Dividend and
Income Fund (the "Fund") effective May 20, 2010.  At a meeting held on May 20, 2010, the
Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected
PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending November 30, 2010.  During the fiscal years ended
November 30, 2008 and November 30, 2009, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1(f):   EXHIBITS

Exhibit to Form N-SAR filed in response to N-SAR Item 77K attached as Exhibit.

WS: MFG_Philadelphia: 844427: v1

WS: MFG_Philadelphia: 844427: v1